SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                December 15, 1997




                        PERPETUAL MIDWEST FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                    0-23368                42-1415490
(State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)             File Number)         Identification No.)



700 First Avenue, N.E., Cedar Rapids, Iowa                      52401
 (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (319) 366-1851


                                       N/A
         (Former name or former address, if changed since last report.)



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         Forward-Looking Statements

         Statements contained in Exhibit 99 that are not historical facts may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Further, such statements are subject to important factors that could cause actual results to differ materially from those in Exhibit 99, including the following: regional and national economic conditions; changes in levels of market interest rates; credit risks of real estate, consumer and other lending activities; regulatory factors (including regulatory approval of the acquisition); and the ability to achieve synergies in the acquisition.

Item 5. Other Events.

         On December 15, 1997, Perpetual Midwest Financial, Inc., a Delaware corporation (the "Company"), and Commercial Federal Corporation, a Nebraska corporation ("Commercial"), entered into a Reorganization and Merger Agreement, dated as of December 15, 1997 (the "Merger Agreement"), by and among the Company, Commercial, Perpetual Savings Bank, FSB ("Perpetual Savings") and Commercial Federal Bank, A Federal Savings Bank ("Commercial Bank"). The Merger Agreement provides for the merger of the Company with and into Commercial, with Commercial as the surviving corporation (the "Merger"), and for the merger of Perpetual Savings with and into Commercial Bank, with Commercial Bank as the surviving institution.

         Under the Merger Agreement, each share of the common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.5757 of a share of the common stock, par value $0.01 per share, of Commercial ("Commercial Common Stock") and associated rights, provided that if the average price of Commercial Common Stock over a defined pricing period prior to closing is below $30.167 per share on a post-split basis, the Company can terminate the transaction unless Commercial agrees to increase the exchange ratio to an indicated price per share (based on the average price per share of Commercial Common Stock over the pricing period) to Company shareholders of $26.05.

         In connection with the execution of the Merger Agreement, the Company and Commercial also executed a Stock Option Agreement (the "Commercial Stock Option") under which Commercial was granted an irrevocable option to purchase, under certain circumstances, up to 185,419 shares of Company Common Stock at a price per share equal to the average of the last reported sale prices of Company Common Stock on December 12, 1997. The number of shares and the purchase price are subject to adjustment as provided in the Commercial Stock Option. Under certain circumstances, the Company may be required to repurchase the Commercial Stock Option or the shares acquired pursuant to the exercise thereof. The Commercial Stock Option was granted by the Company as an inducement to Commercial to enter into the Merger Agreement.

         The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.



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



         Consummation of the Merger is subject to various conditions, including:
(i) receipt of approval by the stockholders of the Company; (ii) the shares of Commercial Common Stock to be issued to the Company stockholders upon consummation of the Merger having been authorized for listing on the New York Stock Exchange; (iii) receipt of requisite regulatory approvals; (iv) the registration statement having been declared effective by the Securities and Exchange Commission; (v) receipt by each of the Company and Commercial of an opinion of counsel substantially to the effect that the Merger will be treated as a tax-free reorganization; and (vi) satisfaction of certain other conditions.

         The Merger Agreement and the press release issued on December 15, 1997 announcing the Merger are filed as exhibits hereto and are incorporated by reference herein. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7. Financial Statements and Exhibits


     (c) Exhibits


Exhibit
Number      Description
------      -----------
 2.1        Reorganization and Merger Agreement,  dated as of December 15, 1997, by and  among  Commercial  Federal  Corporation,  Commercial Federal
            Bank, A Federal Savings Bank,  Perpetual Midwest Financial, Inc. and
            Perpetual Savings Bank, FSB.

 2.2        Stock  Option  Agreement,  dated as of  December  15,  1997,  by and
            between  Commercial  Federal  Corporation   and   Perpetual  Midwest
            Financial, Inc.

 99         Press Release of Perpetual Midwest Financial, Inc.,  dated  December
            15, 1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PERPETUAL MIDWEST FINANCIAL, INC.



Date: December 23, 1997               By: /s/ James L. Roberts
                                          --------------------
                                          James L. Roberts
                                          President and Chief Executive Officer


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



                        PERPETUAL MIDWEST FINANCIAL, INC.

                                  EXHIBIT INDEX


Exhibit
Number      Description
------      -----------
 2.1        Reorganization and Merger Agreement,  dated as of December 15, 1997, by and  among  Commercial  Federal  Corporation,  Commercial Federal
            Bank, A Federal Savings Bank,  Perpetual Midwest Financial, Inc. and
            Perpetual Savings Bank, FSB.

 2.2        Stock  Option  Agreement,  dated as of  December  15,  1997,  by and
            between  Commercial  Federal  Corporation   and   Perpetual  Midwest
            Financial, Inc.

 99         Press Release of Perpetual Midwest Financial, Inc.,  dated  December
            15, 1997.



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